SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2000

                              RIVER VALLEY BANCORP
             (Exact name of registrant as specified in its charter)


                                     INDIANA

                 (State or other jurisdiction of incorporation)

        2-47541                                            35-1984567
(Commission File Number)                       (IRS Employer Identification No.)

                                430 Clifty Drive
                             Madison, Indiana 47250
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (812) 265-3421

Item 4.  Changes in Registrant's Certifying Accountant.

     On May 18, 2000, River Valley Bancorp (the "Company") engaged the accounting firm of Olive LLP to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. This action was taken following a recommendation of the Company's Audit Committee to the Board of Directors to take such action and the approval of the change in auditors by the Board of Directors. Grant Thornton LLP, which has acted as the independent public accountant for the Company since 1996 and audited its consolidated financial statements for 1998 and 1999, has been notified of the Company's decision.

     The audit reports issued by Grant Thornton LLP with respect to the Company's consolidated financial statements for 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During 1998 and 1999 (and any subsequent interim period), there have been no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred during 1998 or 1999 or any subsequent interim period.

     Olive LLP has not been consulted by the Company as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     Pursuant to Item 304 of Regulation S-K, the Company has provided a copy of this Current Report on Form 8-K to Grant Thornton LLP for review. A letter from Grant Thornton LLP addressed to the Securities and Exchange Commission indicating that it agrees with the statements made by the Company herein will be filed by amendment in accordance with Item 304(a)(3) of Regulation S-K after the filing of this report.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             /s/ Matthew P. Forrester
                                             -----------------------------------
                                             Matthew P. Forrester, President and
                                             Chief Executive Officer


Dated: May 23, 2000